Exhibit 99.1

LENSAR Reports Third Quarter 2023 Results and Provides Business Update

Increased ALLY® Adaptive Cataract Treatment System installed base to 39 systems with a backlog of 8 additional systems for installation as of September 30, 2023

Total revenue increased 26% and U.S. procedure volume increased 16% over the third quarter 2022

ORLANDO, Fla. (November 8, 2023) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or “the Company”), a global medical technology company focused on advanced femtosecond laser solutions for the treatment of cataracts, today announced financial results for the quarter ended September 30, 2023 and provided an update on key operational initiatives.

“We have seen continued strength in our business in the third quarter, with total revenue up 26% and U.S. procedure volume increasing 16% year-over-year. This strong and continued quarterly growth was driven by 11 ALLY System installs and increased procedure volume, which we attribute in part to the significantly increased speed and ergonomic efficiencies of ALLY, allowing surgeons to decrease their cataract procedure time, and perform more procedures per surgical day,” said Nick Curtis, President and CEO of LENSAR. “In the first nine months of 2023, we installed a total of 29 ALLY Systems, and to date, we have exceeded our previously stated full year target of 30 ALLY System installations this year. With a backlog of eight systems pending installation, we believe that LENSAR is poised to deliver a strong finish to 2023. We are setting the stage for continued growth in the years ahead as we work towards obtaining additional country approvals in 2024 and begin launching outside the U.S., while also further expanding the ALLY installed base in U.S.”

Third Quarter 2023 Financial Results

Total revenue for the quarter ended September 30, 2023 was $9.8 million, an increase of $2.1 million, or 26%, compared to total revenue of $7.7 million for the quarter ended September 30, 2022. The increase in the third quarter of 2023 was primarily due to increased system sales and increased procedure volume. Procedure volume in the United States increased approximately 16%, when comparing the third quarter of 2023 to 2022. Overall procedure volume increased by approximately 15% in the third quarter of 2023 year-over-year, despite significantly decreased South Korea procedure volume resulting from ongoing third-party payor reimbursement challenges. As of September 30, 2023, the Company had an installed base of 39 ALLY Systems.

For the quarters ended September 30, 2023 and 2022, approximately 80% and 88% of our revenue was attributable to recurring sources, respectively.

The following table provides information about procedure volume:

	Procedure Volume by Quarter
	2023	2022
Q1	31,600	38,901
Q2	35,349	33,359
Q3	32,649	28,453
Total	99,598	100,713

Selling, general and administrative expenses for the quarter ended September 30, 2023 were $5.1 million, a decrease of $1.0 million, or 16%, compared to $6.1 million for the quarter ended September 30, 2022. The decrease was primarily due to recording an Employee Retention Credit of $1.4 million partially offset by increased selling and general administrative expenses related to the commercial launch of ALLY. The Company does not expect its future results to be impacted by the Employee Retention Credit program.

Research and development expenses were $1.5 million and consistent for the quarters ended September 30, 2023, and 2022.

Net income for the quarter ended September 30, 2023, was $2.6 million, or $0.13 earnings per common share, compared to a net loss of $(4.0) million, or ($0.39) per common share, for the quarter ended September 30, 2022. Profitability in the third quarter of 2023 was primarily derived from the change in fair value of our warrant liability, which resulted in a $4.3 million gain realized in the quarter.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended September 30, 2023 was $3.2 million, compared with ($3.2) million for the quarter ended September 30, 2022. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, expense related to the change in the fair value of warrant liabilities, and the Employee Retention Credit to EBITDA, was ($1.4) million for the quarter ended September 30, 2023 and ($1.6) million for the quarter ended September 30, 2022. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net income (loss) is set forth below in this press release.

As of September 30, 2023, the Company had cash and cash equivalents of $24.9 million, as compared to $14.7 million at December 31, 2022. Cash used in the quarter ended September 30, 2023 was approximately $0.5 million.

Conference Call:

LENSAR management will host a conference call and live webcast to discuss the third quarter results and provide a business update today, November 9, 2023, at 8:30 a.m. ET.

To participate by telephone, please dial (888) 660-5501 (Domestic) or (646) 960-0416 (International). The conference ID number is 7303394. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. Please log in approximately 5 to 10 minutes prior to the call to register and to download and install any necessary software. The call and webcast replay will be available until November 23, 2023.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of visually significant astigmatism as an integral aspect of the cataract procedure. LENSAR has developed its next-generation ALLY® Adaptive Cataract Treatment System, the first platform to integrate proprietary imaging and software, with an extremely fast dual-pulse femtosecond laser in a compact, highly ergonomic system. ALLY is designed to transform cataract surgery by utilizing LENSAR’s advanced technologies with the ability to perform the entire procedure in an operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategies, expected growth, commercialization and production of the ALLY® Adaptive Cataract Treatment System, including new ALLY System installations and planned international launch, the Company’s ability to obtain additional regulatory approvals for the ALLY System, and the ALLY System’s performance and market adoptions and usage. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other future products, or changes in such coverage or reimbursement as currently the situation in South Korea; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; risks related to our intellectual property and other intellectual property matters; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, and income from the Employee Retention Credit, provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges and the Employee Retention Credit is not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

A reconciliation of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$2,568	$(3,991)	$(10,457)	$(17,424)
Less: Interest income	(265)	(92)	(465)	(140)
Add: Depreciation expense	609	571	1,767	1,681
Add: Amortization expense	273	276	824	872
EBITDA	3,185	(3,236)	(8,331)	(15,011)
Add: Stock-based compensation expense	1,173	1,672	4,723	4,916
Add: Change in fair value of warrant liabilities	(4,343)	—	1,654	—
Less: Employee retention credit	(1,368)	—	(1,368)	—
Adjusted EBITDA	$(1,353)	$(1,564)	$(3,322)	$(10,095)

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Product	$7,156	$5,486	$22,191	$18,188
Lease	1,524	1,472	4,844	4,286
Service	1,115	790	3,024	2,652
Total revenue	9,795	7,748	30,059	25,126
Cost of revenue (exclusive of amortization)
Product	2,933	2,189	8,897	6,648
Lease	524	488	1,514	1,446
Service	1,461	1,182	3,690	3,559
Total cost of revenue	4,918	3,859	14,101	11,653
Operating expenses
Selling, general and administrative expenses	5,117	6,119	19,726	19,966
Research and development expenses	1,527	1,577	4,676	10,199
Amortization of intangible assets	273	276	824	872
Operating loss	(2,040)	(4,083)	(9,268)	(17,564)
Other (expense) income
Change in fair value of warrant liabilities	4,343	—	(1,654)	—
Other income, net	265	92	465	140
Net income (loss)	$2,568	$(3,991)	$(10,457)	$(17,424)
Earnings (loss) per common share:
Basic	$0.13	$(0.39)	$(0.96)	$(1.73)
Diluted	$(0.23)	$(0.39)	$(0.96)	$(1.73)
Weighted-average number of common shares used in calculation of earnings (loss) per share:
Basic	11,102	10,225	10,881	10,089
Diluted	11,956	10,225	10,881	10,089

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$24,920	$14,674
Accounts receivable, net of allowance of $36 and $56, respectively	3,848	6,040
Notes receivable, net of allowance of $5 and $4, respectively	264	200
Inventories	17,481	11,740
Prepaid and other current assets	2,132	1,062
Total current assets	48,645	33,716
Property and equipment, net	482	563
Equipment under lease, net	6,956	6,316
Notes and other receivables, long-term, net of allowance of $23 and $9, respectively	1,131	442
Intangible assets, net	11,298	12,122
Other assets	2,341	2,685
Total assets	$70,853	$55,844
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,936	$5,422
Accrued liabilities	5,457	4,700
Deferred revenue	1,064	768
Operating lease liabilities	554	531
Total current liabilities	11,011	11,421
Long-term operating lease liabilities	1,893	2,272
Warrant liabilities	7,259	—
Other long-term liabilities	560	167
Total liabilities	20,723	13,860
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 and no shares authorized at September 30, 2023 and December 31, 2022, respectively; 20 and no shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively; aggregate liquidation preference of $20,000 and $0 at September 30, 2023 and December 31, 2022, respectively	13,747	—
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 9,980 and 10,000 shares authorized at September 30, 2023 and December 31, 2022, respectively; no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at September 30, 2023 and December 31, 2022; 11,246 and 11,093 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	112	111
Additional paid-in capital	144,236	139,381
Accumulated deficit	(107,965)	(97,508)
Total stockholders’ equity	36,383	41,984
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$70,853	$55,844